Exhibit 99.1

News Release

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 • 800 • TO • SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

FOR IMMEDIATE RELEASE                     February 25, 2019

SYKES ENTERPRISES, INCORPORATED REPORTS

FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

--Capacity rationalization drives comparable fourth quarter operating margin expansion

--Incremental opportunity for capacity rationalization remains

--Fourth quarter 2018 revenues at the mid-point of the business outlook range adjusted for foreign exchange volatility

--2019 business outlook reflects comparable growth in revenues, implied operating margins and diluted earnings per share

TAMPA, FL – February 25, 2019 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading provider of multichannel demand generation and global customer engagement services, announced today its financial results for the fourth-quarter and full-year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights

•

Fourth quarter 2018 revenues of $415.2 million decreased $4.0 million, or 1.0%, from $419.2 million in the comparable quarter last year, with the change due to softness in the communications vertical split between lower demand and operational inefficiencies coupled with the impact of a strategic decision in the second quarter 2018 to discontinue a financial services program due to the lack of long-term viability. This more than offset demand growth stemming from new client wins as well as existing and new program expansion across the technology, healthcare, transportation & leisure, and other verticals, which includes retail

•

Non-GAAP fourth quarter 2018 constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 0.6% comparably, driven largely by the aforementioned factors. Separately, the discontinued program’s impact on fourth quarter 2018 constant currency comparable revenue increase was approximately 2.0%

•

Fourth quarter 2018 operating margin increased to 6.7% from 5.6% for the comparable period last year. On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the impact of acquisition related intangibles and fixed-asset write-ups, charges and merger and integration costs, fourth quarter 2018 operating margin was 9.0% versus 7.2% in the same period last year. The increase in the comparable operating margins was due primarily to actions related to capacity rationalization coupled with an improvement in the mix of business in the U.S. partly related to those actions. In addition, the fourth quarter 2018 operating margins reflected a recognition of a $1.4 million benefit, or 30 basis points, associated with a mark-to-market adjustment of stock-based deferred compensation programs funded through Rabbi Trust investments, which were impacted by the recent decline in global financial markets

•

Fourth quarter 2018 diluted earnings per share were $0.40 versus a loss of ($0.41) in the same period last year with the loss in the year-ago period due chiefly to a one-time transition tax on undistributed foreign earnings related to the passage in December 2017 of the Tax Cuts and Jobs Act

•

On a non-GAAP basis, fourth quarter 2018 diluted earnings per share were $0.58 versus $0.47 on a comparable basis (see Exhibit 6 for reconciliation). The increase in diluted earnings per share on comparable basis was due to actions taken around capacity rationalization

•	Consolidated capacity utilization rate was 71% in the fourth quarter of 2018 versus 72% in the same period last year, due to largely to weakness in the communications vertical

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), decreased 4.1% to $334.1 million, or 80.5% of total revenues, for the fourth quarter of 2018 compared to $348.5 million, or 83.1% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues decreased 3.2% comparably, with the decline driven by softness in the communications vertical split between lower demand and operational inefficiencies, a slight decline in the technology vertical and the strategic decision to discontinue a program, which was in the financial services vertical. All of these factors more than offset new client wins as well as existing and new program expansion across the healthcare, transportation & leisure, and other verticals, which includes retail.

The Americas income from operations for the fourth quarter of 2018 increased 0.9% to $36.7 million, with an operating margin of 11.0% versus 10.4% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin was 13.2% versus 12.3% in the comparable quarter last year, with the increase due primarily to actions related to capacity rationalization coupled with improving mix of business in the U.S. (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 14.6% to $81.1 million, representing 19.5% of total revenues, for the fourth quarter of 2018, compared to $70.7 million, or 16.9% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 19.0% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology, financial services, transportation & leisure and other verticals, which includes retail, more than offsetting the lower demand in the communications vertical.

The EMEA region’s income from operations for the fourth quarter of 2018 increased 19.7% to $4.6 million, with an operating margin of 5.6% versus 5.4% in the comparable quarter last year. On a non-GAAP basis, the operating margin increased to 7.2% from 5.9% in the year-ago period due principally to broad-based demand growth accompanied by higher agent productivity. The year-ago period included costs related to capacity additions, including the launch of the Larnaca, Cyprus operation as a new delivery geography along with the related ramp costs in conjunction with the expansion of the at-home agent platform across EMEA (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, decreased to $13.2 million, or 3.2% of revenues in the fourth quarter of 2018, compared to $16.8 million, or 4.0% of revenues in the prior year period. The fourth quarter of 2018 includes a $1.4 million benefit, or 30 basis points, related to previously discussed mark-to-market adjustment, which is partially offset by $0.6 million of merger and integration costs related to the acquisitions of WhistleOut and Symphony. The year-ago comparable period also includes merger and integration costs of $0.05 million related to the acquisition of certain assets of a Global 2000 Telecommunications Services Provider. The comparable decrease in other loss reflects lower performance-based compensation resulting from a difference between actual and projected performance targets and the previously discussed mark-to-market benefit related to stock-based deferred compensation programs funded through Rabbi Trust investments.

On a non-GAAP basis, other loss from operations decreased to 3.0% of revenues from 4.0% in the year-ago period due to aforementioned reason. (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the fourth quarter of 2018 was $(3.8) million compared to $(2.3) million for the same period in the prior year, with the increase in expenses principally a corresponding offset to the previously discussed mark-to-market benefit to the other line item, reflecting the decline in global financial markets which impacted our Rabbi Trust investment performance.

The Company recorded an effective tax rate of 29.5% in the fourth quarter of 2018 versus 180.6% in the same period last year and above the estimated 17.0% provided in the Company’s November 2018 business outlook. The rate differential compared to the same period last year was primarily a function of the passage in December 2017 of the Tax Cuts and Jobs Act where in the year-ago period the Company recognized additional tax expense of $32.7 million, the provisional amount related to the one-time transition tax on undistributed foreign earnings. The increase in the effective tax rate relative to the Company’s business outlook was split roughly evenly between a shift in the geographic mix of earnings to higher tax rate jurisdictions and discrete items, including the creation of a valuation allowance related to uncertainty around utilization of deferred tax assets in certain jurisdictions.

On a non-GAAP basis, the fourth quarter 2018 effective tax rate was 27.6% compared to 28.3% in the same period last year and above the estimated 19.0% provided in the Company’s November 2018 business outlook (see Exhibit 11 for reconciliation) with increase relative to the business outlook due to aforementioned factors.

Full-Year 2018 Financial Highlights

•

2018 revenues of $1,625.7 million increased $39.7 million, or 2.5%, from $1,586.0 million last year, with the increase driven by demand growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, healthcare, transportation and leisure, and other verticals, more than offsetting the impact of lower demand from the communications vertical and the discontinuation of a financial services program due to the lack of long-term viability

•

2018 constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 13 for reconciliation) increased 1.9% comparably, with the increase in demand driven by aforementioned factors. The discontinued program’s impact on 2018 constant currency comparable revenue growth was approximately 1.0%. Non-GAAP revenues exclude the impact of foreign exchange rate movements in 2018 versus the year-ago period.

•

2018 operating margin decreased to 3.9% from 5.5% for the comparable period last year. 2018 operating margin reflects the impact of acquisition-related intangible amortization, charges, legal as well as merger and integration costs totaling $48.1 million, or 300 basis points. Of that total, $22.6 million of charges, or approximately 150 basis points, is related to capacity rationalization. These charges include asset impairments, severance expenses, write-off of remaining lease commitments and other expenses. There is $18.3 million, or 110 basis points, associated with the amortization of acquisition-related intangibles and fixed asset write-ups. The remaining $7.2 million, or roughly 40 basis points, is from earnouts as well as merger and integration costs related to acquisitions of Portent, WhistleOut and Symphony.

•

2017 operating margin reflects the impact of acquisition-related intangible amortization, charges, legal as well as merger and integration costs totaling $30.9 million, or 190 basis points. Of that total, $23.4 million, or 140 basis points, associated with the amortization of acquisition-related intangibles and fixed asset write-ups. There is $6.4 million of charges, or approximately 40 basis points, is related to capacity rationalization. These charges include asset impairments, severance expenses, write-off of remaining lease commitments and other expenses. The remaining $1.1 million, or roughly 10 basis points, is from merger and integration costs related to the acquisition of customer engagement assets of a Global 2000 Telecommunications Services provider. The reduction in the operating margins in 2018 vs. 2017 was due to some softness in the communications vertical and operational inefficiencies related to recruitment and retention challenges in the U.S. that partly lead to excess capacity and related costs, against which the Company took action throughout 2018

•	On a non-GAAP basis (see Exhibit 8 for reconciliation), 2018 operating margin was 6.8% versus 7.4% in the same period last year due to aforementioned factors

•

2018 diluted earnings per share were $1.16 versus $0.76 last year, with 2017 impacted principally by the one-time transition tax on undistributed foreign earnings related to the passage in December 2017 of the Tax Cuts and Jobs Act

•

On a non-GAAP basis, 2018 diluted earnings per share were $2.02 versus $2.00 in the same period last year (see Exhibit 8 for reconciliation) with the 2018 increase driven by a lower tax rate, more than offsetting the impact of costs associated with excess capacity, softness in the communications vertical and operational inefficiencies related to recruitment and retention challenges in the U.S.

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2018 remained strong with cash and cash equivalents of $128.7 million, of which approximately 89.9%, or $115.7 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. During the year, the Company paid down $173 million of debt while partially funding through internally generated cash flows the acquisitions of Symphony and WhistleOut. Net cash provided by operating activities in 2018 decreased to $109.1 million from $134.8 million in 2017 due principally to working capital swing factors, most of which are timing related. At December 31, 2018, the Company had $102.0 million in borrowings outstanding under its previous $440.0 million credit facility, which was increased to $500.0 million under a revised credit agreement filed February 2019.

Business Outlook

•

The Company is encouraged by initial indications of demand. This demand spans virtually all of its vertical markets and is being fueled by both existing and new clients, which should lead to comparable revenue growth in the second half of 2019 driven by ramps in the first half of the year. Deploying this demand across the Company’s existing capacity in combination with savings from capacity rationalization actions taken in 2018, additional benefits from incremental rationalization in 2019 and improved operational inefficiencies should aid operating margin expansion in 2019 relative to 2018;

•

The Company’s revenues and earnings per share assumptions for the first quarter and full year 2019 are based on foreign exchange rates as of February 2019. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the first quarter and full-year as discussed above. Revenue growth in 2019 compared to 2018 reflects foreign exchange headwinds of approximately $20 million, or roughly 1% impact to full-year growth rate, with roughly $10 million, or approximately 2.5% of that impact, expected in the first quarter of 2019;

•

The Company anticipates total other interest income (expense), net of approximately $(1.2) million for the first quarter and $(4.8) million for the full year 2019. The amounts in the other interest income (expense), net, however, exclude the potential impact of any future foreign exchange gains or losses; and

•

The Company expects an increase in its full-year 2019 effective tax rate compared to 2018 due largely to discrete benefits in 2018 and expected mix-shift in the geographic of mix of earnings to higher tax rate jurisdictions in 2019.

Considering the above factors, the Company anticipates the following financial results for the three months ending March 31, 2019:

•	Revenues in the range of $403.0 million to $408.0 million
•	Effective tax rate of approximately 26.0%
•	Fully diluted share count of approximately 42.3 million
•	Diluted earnings per share of approximately $0.29 to $0.32
•	**Non-GAAP diluted earnings per share in the range of $0.42 to $0.45
•	Capital expenditures in the range of $11.0 million to $13.0 million

For the twelve months ending December 31, 2019, the Company anticipates the following financial results:

•	Revenues in the range of $1,656.0 million to $1,676.0 million
•	Effective tax rate of approximately 25.0%
•	Fully diluted share count of approximately 42.3 million
•	Diluted earnings per share of approximately $1.73 to $1.86
•	**Non-GAAP diluted earnings per share in the range of $2.18 to $2.31
•	Capital expenditures in the range of $45.0 million to $50.0 million

**See exhibit 10 for first quarter and full-year 2019 non-GAAP diluted earnings per share and exhibit 11 for the fourth quarter non-GAAP tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, February 26, 2019, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer-engagement solutions and services to Global 2000 companies and their end customers primarily in the technology, financial services, healthcare, communications and transportation & leisure industries. SYKES’ differentiated full lifecycle management services platform effectively engage customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for our clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Its complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer support centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings,

(xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, Qelp, Clearlink, WhistleOut and Symphony. (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	December 31,	December 31,
	2018	2017
Revenues	$415,198	$419,247
Direct salaries and related costs	(271,437)	(276,437)
General and administrative	(97,660)	(99,190)
Depreciation, net	(13,882)	(14,577)
Amortization of intangibles	(4,062)	(5,308)
Impairment of long-lived assets	(145)	(339)

Income from operations	28,012	23,396
Total other income (expense), net	(3,828)	(2,252)

Income before income taxes	24,184	21,144
Income taxes	(7,136)	(38,180)

Net income (loss)	$17,048	$(17,036)

Net income (loss) per common share:
Basic	$0.40	$(0.41)

Diluted	$0.40	$(0.41)

Weighted average common shares outstanding:
Basic	42,145	41,888
Diluted	42,264	41,888

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Year Ended
	December 31,	December 31,
	2018	2017
Revenues	$1,625,687	$1,586,008
Direct salaries and related costs	(1,072,907)	(1,039,677)
General and administrative	(407,285)	(376,825)
Depreciation, net	(57,350)	(55,972)
Amortization of intangibles	(15,542)	(21,082)
Impairment of long-lived assets	(9,401)	(5,410)

Income from operations	63,202	87,042
Total other income (expense), net	(6,285)	(5,735)

Income before income taxes	56,917	81,307
Income taxes	(7,991)	(49,091)

Net income	$48,926	$32,216

Net income per common share:
Basic	$1.16	$0.77

Diluted	$1.16	$0.76

Weighted average common shares outstanding:
Basic	42,090	41,822
Diluted	42,246	42,141

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended
	December 31,	December 31,
	2018	2017
Revenues:
Americas	$334,114	$348,507
EMEA	81,064	70,719
Other	20	21

Total	$415,198	$419,247

Operating Income:
Americas	$36,667	$36,355
EMEA	4,550	3,801
Other	(13,205)	(16,760)

Income from operations	28,012	23,396

Total other income (expense), net	(3,828)	(2,252)
Income taxes	(7,136)	(38,180)

Net income (loss)	$17,048	$(17,036)

	Year Ended
	December 31,	December 31,
	2018	2017
Revenues:
Americas	$1,330,638	$1,325,643
EMEA	294,954	260,283
Other	95	82

Total	$1,625,687	$1,586,008

Operating Income:
Americas	$108,021	$136,386
EMEA	16,507	16,067
Other	(61,326)	(65,411)

Income from operations	63,202	87,042

Total other income (expense), net	(6,285)	(5,735)
Income taxes	(7,991)	(49,091)

Net income	$48,926	$32,216

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	December 31,	December 31,
	2018	2017
Assets:
Current assets	$516,637	$727,567
Property and equipment, net	135,418	160,790
Goodwill & intangibles, net	476,548	409,542
Other noncurrent assets	43,364	29,193

Total assets	$1,171,967	$1,327,092

Liabilities & Shareholders’ Equity:
Current liabilities	$185,580	$203,243
Noncurrent liabilities	159,778	327,370
Shareholders’ equity	826,609	796,479

Total liabilities and shareholders’ equity	$1,171,967	$1,327,092

Sykes Enterprises, Incorporated

Supplementary Data

	Q4 2018	Q4 2017
Geographic Mix (% of Total Revenues):
Americas (1)	80%	84%
Europe, Middle East & Africa (EMEA)	20%	16%
Other	0%	0%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q4 2018	Q4 2017
Vertical Industry Mix (% of Total Revenues):
Financial Services	28%	30%
Communications	24%	29%
Technology	19%	18%
Transportation & Leisure	8%	6%
Healthcare	6%	4%
Other	15%	13%

Total	100%	100%

	Seat Capacity (2)
	Q4 2018	Q4 2017
Americas	41,200	45,400
EMEA	7,600	7,200

Total	48,800	52,600

	Capacity Utilization (2)
	Q4 2018	Q4 2017
Americas	70%	71%
EMEA	75%	81%

Total	71%	72%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the fourth quarter 2018, the Company had approximately 4,100 virtual seats.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	December 31,	December 31,
	2018	2017
Cash Flow From Operating Activities:
Net income (loss)	$17,048	$(17,036)
Depreciation	13,965	14,704
Amortization of intangibles	4,062	5,308
Amortization of deferred grants	(124)	(166)
Changes in assets and liabilities and other	(15,307)	13,605

Net cash provided by operating activities	$19,644	$16,415

Capital expenditures	$10,031	$14,914
Cash paid during period for interest	$995	$1,828
Cash paid during period for income taxes	$4,164	$3,173

	Year Ended
	December 31,	December 31,
	2018	2017
Cash Flow From Operating Activities:
Net income	$48,926	$32,216
Depreciation	57,817	56,482
Amortization of intangibles	15,542	21,082
Amortization of deferred grants	(657)	(716)
Changes in assets and liabilities and other	(12,534)	25,725

Net cash provided by operating activities	$109,094	$134,789

Capital expenditures	$46,884	$63,344
Cash paid during period for interest	$3,888	$6,680
Cash paid during period for income taxes	$19,587	$24,342

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	December 31,	December 31,
	2018	2017
GAAP income from operations	$28,012	$23,396
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,895	5,927
Merger & integration costs	3,364	404
Americas restructuring	948	-
Other	-	568

Non-GAAP income from operations	$37,219	$30,295

	Three Months Ended
	December 31,	December 31,
	2018	2017
GAAP net income (loss)	$17,048	$(17,036)
Adjustments:
2017 Tax Reform Act	234	32,705
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,895	5,927
Merger & integration costs	3,774	404
Americas restructuring	948	-
Other	-	568
Tax effect of the adjustments	(2,410)	(2,465)

Non-GAAP net income	$24,489	$20,103

	Three Months Ended
	December 31,	December 31,
	2018	2017
GAAP net income (loss), per diluted share	$0.40	$(0.41)
Adjustments:
2017 Tax Reform Act	0.01	0.78
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.12	0.14
Merger & integration costs	0.09	0.01
Americas restructuring	0.02	-
Other	-	0.01
Tax effect of the adjustments	(0.06)	(0.06)

Non-GAAP net income, per diluted share	$0.58	$0.47

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017	2018	2017
GAAP income (loss) from operations	$36,667	$36,355	$4,550	$3,801	$(13,205)	$(16,760)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,077	5,622	818	305	-	-
Merger & integration costs	2,348	357	439	-	577	47
Americas restructuring	948	-	-	-	-	-
Other	-	526	-	42	-	-

Non-GAAP income (loss) from operations	$44,040	$42,860	$5,807	$4,148	$(12,628)	$(16,713)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Year Ended
	December 31,	December 31,
	2018	2017
GAAP income from operations	$63,202	$87,042
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	18,334	23,493
Merger & integration costs	7,242	1,062
Americas restructuring	18,123	-
(Gain) loss on contingent consideration	-	(605)
Other	4,406	6,383

Non-GAAP income from operations	$111,307	$117,375

	Year Ended
	December 31,	December 31,
	2018	2017
GAAP net income	$48,926	$32,216
Adjustments:
2017 Tax Reform Act	(218)	32,705
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	18,334	23,493
Merger & integration costs	7,652	1,062
Americas restructuring	18,123	-
(Gain) loss on contingent consideration	-	(605)
Other	4,406	6,226
Tax effect of the adjustments	(11,829)	(10,959)

Non-GAAP net income	$85,394	$84,138

	Year Ended
	December 31,	December 31,
	2018	2017
GAAP net income, per diluted share	$1.16	$0.76
Adjustments:
2017 Tax Reform Act	(0.01)	0.78
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.43	0.56
Merger & integration costs	0.18	0.03
Americas restructuring	0.43	-
(Gain) loss on contingent consideration	-	(0.01)
Other	0.11	0.14
Tax effect of the adjustments	(0.28)	(0.26)

Non-GAAP net income, per diluted share	$2.02	$2.00

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Year Ended		Year Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017	2018	2017
GAAP income (loss) from operations	$108,021	$136,386	$16,507	$16,067	$(61,326)	$(65,411)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	16,599	22,199	1,735	1,294	-	-
Merger & integration costs	5,041	501	439	-	1,762	561
Americas restructuring	18,123	-	-	-	-	-
(Gain) loss on contingent consideration	-	(605)	-	-	-	-
Other	4,069	5,597	87	(175)	250	961

Non-GAAP income (loss) from operations	$151,853	$164,078	$18,768	$17,186	$(59,314)	$(63,889)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Three Months Ended
March 31,
2019
GAAP net income, per diluted share	$0.29 - $0.32
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.12
Merger & integration costs	0.05
Tax effect of the adjustments	(0.04)

Non-GAAP net income, per diluted share	$0.42 - $0.45

Business Outlook
Year Ended
December 31,
2019
GAAP net income, per diluted share	$1.73 - $1.86
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.46
Merger & integration costs	0.14
Tax effect of the adjustments	(0.15)

Non-GAAP net income, per diluted share	$2.18 - $2.31

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	December 31,	December 31,
	2018	2017
GAAP tax rate	30%	181%
Adjustments:
2017 Tax Reform Act	-1%	-117%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	-1%	-31%
Merger & integration costs	0%	-2%
Americas restructuring	0%	0%
Other	0%	-3%

Non-GAAP tax rate	28%	28%

	Business Outlook
	Three Months Ended	Year Ended
	March 31,	December 31,
	2019	2019
GAAP tax rate	26%	25%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	0%
Merger & integration costs	0%	0%

Non-GAAP tax rate	26%	25%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 12

	Three Months Ended December 31, 2018 vs. December 31, 2017 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	-4.1%	14.6%	-4.8%	-1.0%
Adjustments:
Foreign currency impact (1)	0.9%	4.4%	0.0%	1.6%

Non-GAAP constant currency organic revenue growth	-3.2%	19.0%	-4.8%	0.6%

Discontinued program	-2.4%	0.0%	0.0%	-2.0%

(1) Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.

(2) Represents the period-over-period growth rate.

(3) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 13

Year Ended December 31, 2018 vs. December 31, 2017 (2)
Consolidated
GAAP revenue growth	2.5%
Adjustments:
Foreign currency impact (1)	-0.6%

Non-GAAP constant currency organic revenue growth	1.9%

Discontinued program	-1.0%

(1) Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.

(2) Represents the period-over-period growth rate.

(3) Other includes corporate and other costs.